UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 2054

                                    FORM 8-K

                                 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): June 23, 2004 (June 22, 2004)




                              M.B.A. Holdings, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)



          Nevada                         0-28221                87-0522680
--------------------------             ------------        -------------------
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         file number)         Identification No.)




              9419 E. San Salvador, Suite 105, Scottsdale, AZ 85260
              -----------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (480) 860-2288
                         -------------------------------
                         (Registrant's telephone number)

Item 2. Acquisition or Disposition of Assets

(a) The Board of Directors have approved the acquisition of the First Eagle Group, LLC. and it's "Screaming Eagles" Parts Performance Motorcycle Warranty programs. The acquisition will fold the assets and management personal into Mechanical Breakdown Administrators, Inc. a subsidiary of MBA Holdings, Inc. The assets acquired, in addition to the tangible assets, include trademarks and copyrights relating to the "Screaming Eagles" Parts Protection Warranty Plan.

First Eagle Group, LLC. and the "Screaming Eagles" Parts Protection Warranty Plan provides warranties for many National Motorcycle Manufacturers either by providing the two year factory warranty or by providing a source of new and used motorcycle extended warranties. "Screaming Eagles" Parts Protection warranties are sold through hundreds of motorcycle dealerships across the country. Their warranty products are sold in 49 states.


Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.


Item 9. Regulation FD Disclosure

In a related matter the Board of Directors has approved the hiring of three seasoned professional warranty executives from outside the company, Terry Fittje to head the auto warranty division and call center division, Allen McC to head the Recreational Vehicle Division and Dave Ward to head the new Motorcycle Division.

The Board of Directors also approved the implementation of a six and seven year extended warranty plan on the Alfa Leisure Recreational Vehicle product line. Alfa Leisure is a leading nationwide manufacturer of Motor Homes and Travel Trailers that are built in California and sold nationwide. Mechanical Breakdown Administrators, Inc. has been the administrator of the Alfa Leisure 5 Year Factory Warranty program for the last three years.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       M.B.A. Holdings, Inc.

        Date: June 23, 2004           By: /s/ Dennis M. O'Connor
                                          ------------------------------
                                          Dennis M. O'Connor
                                          Chief Financial Officer